For more information:
Eric Miller
Intersections Inc.
703.488.6100
intxinvestorrelations@intersections.com

Intersections Inc. Reports Fourth Quarter and Full Year 2009 Earnings; Record Revenue in 2009 of $364.6 million

CHANTILLY, Va. – March 16, 2010 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter and year ended December 31, 2009.  Revenue for the year ended December 31, 2009 was $364.6 million, as compared to $361.6 million for the year ended December 31, 2008.  Consolidated adjusted EBITDA before share based compensation for the year ended December 31, 2009, prior to non-cash impairment charges, was $18.6 million.  In the year ended December 31, 2009 we had a net loss of $6.4 million due largely to increased marketing and commissions, as well as a $7.3 million pretax, non-cash impairment charge, compared to a net loss of $16.0 million in the year ended December 31, 2008. Cash flow provided by operations for the year ended December 31, 2009 was $17.4 million.

Revenue for the fourth quarter of 2009 was $94.1 million, compared to $88.1 million for the quarter ended December 31, 2008, an increase of 6.8 percent.  Net loss for the quarter ended December 31, 2009 was $3.5 million, compared to a net loss of $26.5 million for the quarter ended December 31, 2008.  Diluted loss per share was $0.20 for the fourth quarter of 2009, compared to a loss per share of $1.53 for the fourth quarter of 2008.

Michael Stanfield, CEO, commented, “The year 2009 was a year of repositioning for Intersections.  We are poised and hopeful that 2010 will bring a strong year with limited revenue growth but a significant improvement in profitability and strong cash flow.  We anticipate that the profitability improvement should be driven by reductions in net investment in the Consumer Direct business as it generates increasing revenue to offset marketing costs, and by the swing towards profitability in our Business Services companies as a group.”

Year End Results:

•
Total revenue was $364.6 million for the year ended December 31, 2009, including $18.5 million from the Background Screening segment.  Total revenue for the year ended December 31, 2008 was $361.6 million, including $27.8 million from the Background Screening segment.

•
Subscription revenue, net of marketing and commissions associated with subscription revenue, decreased 12.5 percent to $166.3 million for the year ended December 31, 2009, from $189.9 million for the comparable period in 2008.  Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements

•
Adjusted EBITDA before share-based compensation for the year ended December 31, 2009, prior to non-cash impairment charges, decreased to $18.6 million from $45.1 million for the comparable period in 2008.

•
Loss before taxes and noncontrolling interest was $10.4 million for the year ended December 31, 2009, including a loss before taxes and noncontrolling interest of $11.3 million for the Background Screening segment, $5.8 million for the Online Brand Protection segment, and $2.9 million for the Bail Bonds Industry Solutions segment. Loss before taxes and noncontrolling interest was $27.9 million for the year ended December 31, 2008, including a loss before taxes and noncontrolling interest of $19.7 million for the Background Screening segment, $14.9 million for the Online Brand Protection segment, and $4.1 million for the Bail Bonds Industry Solutions segment.

•
Net loss was $6.4 million, or ($0.36) per diluted share, for the year ended December 31, 2009, compared to net loss of $16.0 million, or ($0.93) per diluted share, for the year ended December 31, 2008.

•	Cash flow provided by operations for the year ended December 31, 2009 was approximately $17.4 million.

•
We recorded a $6.2 million non-cash impairment charge in the year ended December 31, 2009 related to the writedown to fair value of goodwill in our Background Screening segment.  The continuing economic downturn in 2009 and the ongoing economic uncertainty were the primary factors in our decision to record this non-cash impairment charge.

Fourth Quarter 2009 Financial Highlights:

•	Total subscribers decreased to approximately 4.3 million as of December 31, 2009, compared to approximately 4.7 million subscribers as of December 31, 2008.

•
Total revenue for the fourth quarter of 2009 was $94.1 million, including $4.9 million from the Background Screening segment. Total revenue for the fourth quarter of 2008 was $88.1 million, including $5.3 million from the Background Screening segment.

•
Subscription revenue, net of marketing and commissions associated with subscription revenue, was $39.4 million for the fourth quarter of 2009, compared to $43.1 million for the fourth quarter of 2008, a decrease of 8.6 percent.

•
Loss before taxes and noncontrolling interest was $5.6 million for the fourth quarter of 2009, including a loss before taxes and noncontrolling interest of $954 thousand for the Background Screening segment, $2.1 million for the Online Brand Protection segment, and $1.3 million for the Bail Bonds Industry Solutions segment.  Loss before taxes and noncontrolling interest was $44.1 million for the fourth quarter of 2008, which included a loss before taxes and noncontrolling interest of $16.3 million for the Background Screening segment, $14.2 million for the Online Brand Protection segment, and $2.0 million for the Bail Bonds Industry Solutions segment.

•
Net loss was $3.5 million, or ($0.20) per diluted share, for the quarter ended December 31, 2009, compared to a net loss of $26.5 million, or ($1.53) per diluted share, for the quarter ended December 31, 2008.

•	Cash flow provided by operations for the quarter ended December 31, 2009, was approximately $3.8 million.

See the attached schedule of “Other Data” for the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

Intersections’ quarter and year end December 31, 2009 results will be discussed in more detail on March 16, 2010 at 5:00 pm EDT via teleconference.  A live audio webcast will be available on Intersections’ Web site at www.intersections.com.  Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software.  This webcast will be archived and available for replay after the teleconference.  Additionally, the call will be available for telephonic replay from 8:00 p.m. Tuesday, March 16, 2010 through 5:00 p.m. Friday, March 19, 2010, at 888.286.8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 40729421).

 Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc. (www.intersections.com)

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high-value opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations, and other businesses. Intersections also markets full identity theft protection solutions under its brand, Identity Guard® (www.identityguard.com).  Intersections’ consumer identity theft protection services have protected more than 30 million consumers.

To address the growing threat of corporate fraud, Intersections also offers cutting-edge identity management solutions to corporate clients including: data breach remediation, domestic and international pre-employment background screening, corporate identity theft protection and brand monitoring.

 INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Three Months Ended	Year Ended
December 31	December 31
(in thousands, except per share data)

	2009	2008	2009	2008

Revenue	$94,119	$88,086	$364,632	$361,607
Operating expenses:
Marketing	19,400	13,866	65,267	52,439
Commissions	29,466	24,327	110,348	86,008
Cost of revenue	25,976	25,619	102,767	114,338
General and administrative	19,411	16,770	72,235	67,801
Goodwill, intangible and long-lived asset impairment charges	1,095	44,702	7,259	44,702
Depreciation	2,232	2,265	8,294	9,372
Amortization	2,998	2,657	9,470	10,789

Total operating expenses	100,578	130,206	375,640	385,449

(Loss)/income from operations	(6,459)	(42,120)	(11,008)	(23,842)
Interest income	4	35	151	254
Interest expense	(441)	(897)	(1,350)	(2,619)
Other income/(expense), net	1,312	(1,144)	1,789	(1,686)

(Loss)/income before income taxes and noncontrolling interest	(5,584)	(44,126)	(10,418)	(27,893)

Income tax benefit/(expense)	2,098	9,627	(315)	2,912

Net loss	(3,486)	(34,499)	(10,733)	(24,981)

Net loss attributable to the noncontrolling interest	-	8,034	4,380	9,004

Net loss attributable to Intersections Inc.	$(3,486)	$(26,465)	$(6,353)	$(15,977)

Net loss per share - basic	$(0.20)	$(1.53)	$(0.36)	$(0.93)

Net loss per share - diluted	$(0.20)	$(1.53)	$(0.36)	$(0.93)

Weighted average common shares outstanding - basic	17,601	17,323	17,503	17,264
Weighted average common shares outstanding – diluted	17,601	17,323	17,503	17,264

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,394	$10,762
Short-term investments	4,995	4,955
Accounts receivable, net	25,111	29,391
Prepaid expenses and other current assets	5,182	5,697
Income tax receivable	2,460	7,416
Deferred subscription solicitation costs	34,256	28,951
Total current assets	84,398	87,172

PROPERTY AND EQUIPMENT—net	17,802	16,942
DEFERRED TAX ASSET – net less current portion	3,700	-
LONG-TERM INVESTMENT	3,327	3,327
GOODWILL	46,939	53,102
INTANGIBLE ASSETS—net	21,613	32,030
OTHER ASSETS	14,392	9,056
TOTAL ASSETS	$192,171	$201,629

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$7,000	$7,014
Note payable to Control Risks Group Ltd	-	900
Capital leases – current portion	1,028	637
Accounts payable	9,168	9,802
Accrued expenses and other current liabilities	17,255	15,843
Accrued payroll and employee benefits	2,782	4,998
Commissions payable	2,044	2,401
Deferred revenue	5,202	4,381
Deferred tax liability – net, less current portion	14,879	7,535
Total current liabilities	59,358	53,511

LONG-TERM DEBT	31,393	37,583
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	1,681	786
OTHER LONG-TERM LIABILITIES	3,332	4,686
DEFERRED TAX LIABILITY – net, less current portion	-	2,611
TOTAL LIABILITIES	$95,764	$99,177

STOCKHOLDERS’ EQUITY:

Common stock	187	184
Additional paid-in capital	104,810	103,544
Treasury stock	(9,516)	(9,516)
Retained earnings	2,027	8,380
Accumulated other comprehensive income-cash flow hedge relationship	(856)	(1,263)
Accumulated other comprehensive (loss) income-other	(245)	110
Total Intersections Inc. stockholders’ equity	96,407	101,439
Noncontrolling interest	-	1,013
TOTAL STOCKHOLDERS’ EQUITY	96,407	102,452
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$192,171	$201,629

INTERSECTIONS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

Year Ended
December 31,
2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Intersections Inc.	$(10,733)	$(24,981)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	8,294	9,411
Amortization of intangible assets	9,470	10,789
Amortization of gain from sale leaseback	-	(39)
Amortization of debt issuance cost	83	101
Loss on disposal of fixed assets	64	-
Provision for doubtful accounts	139	213
Share based compensation	4,556	4,069
Amortization of deferred subscription solicitation costs	66,466	54,201
Goodwill, intangible and long-lived asset impairment charges	7,259	44,702
Foreign currency transaction (gains) losses, net	(1,862)	800
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	4,212	(4,440)
Prepaid expenses and other current assets	572	350
Income tax receivable	4,869	(2,974)
Deferred subscription solicitation costs	(71,722)	(67,073)
Other assets	(4,138)	(2,296)
Tax benefit(deficiency) of stock options exercised	(112)	87
Accounts payable	(548)	(782)
Accrued expenses and other current liabilities	2,035	743
Accrued payroll and employee benefits	(2,236)	147
Commissions payable	(357)	(12)
Deferred revenue	821	1,502
Deferred income tax, net	1,032	(4,959)
Other long-term liabilities	(1,004)	1,401
Cash flows provided by operating activities	17,359	20,761

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,020)	(7,437)
Proceeds from sale of property and equipment	28	-
Purchase of short term investments	-	(4,955)
Purchase of long-term investment	-	(3,327)
Cash paid in the acquisition of Net Enforcers, Inc.	-	(411)
Cash paid in the acquisition of intangible membership agreements	-	(31,050)
Cash flows used in by investing activities	(6,992)	(47,180)

CASH FLOWS (USED IN)/PROVIDED BY FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	3	176
Withholding tax payment on vesting of restricted stock units	(670)	(517)
Borrowings under credit agreement	-	35,611
Debt issuance costs	-	(133)
Repayments under credit agreement	(7,011)	(16,708)
Tax (deficiency)/benefit of stock options exercised	(87)	112
Capital lease payments	(786)	(1,077)
Cash flows (used in)/provided by financing activities	(8,551)	17,464
EFFECT OF EXCHANGE RATE ON CASH	(184)	(63)
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,632	(9,018)
CASH AND CASH EQUIVALENTS—Beginning of period	10,762	19,780
CASH AND CASH EQUIVALENTS—End of period	$12,394	$10,762

INTERSECTIONS INC.
OTHER DATA
(Unaudited, in thousands)

Three Months Ended	Year Ended
December 31,	December 31,

	2009	2008	2009	2008

Subscribers at beginning of period	4,399	4,931	4,730	5,259
New subscribers – indirect	197	280	818	1,831
New subscribers – direct	527	520	2,230	2,295
Cancelled subscribers within first 90
days of subscription	(234)	(202)	(933)	(1,046)
Cancelled subscribers after first 90
days of subscription	(588)	(799)	(2,544)	(3,609)
Subscribers at end of period	4,301	4,730	4,301	4,730

Indirect subscribers	39.0%	44.7%	39.0%	44.7%
Direct subscribers	61.0	55.3	61.0	55.3
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	32.3%	25.2%	30.6%	25.4%
**Cancellations after first 90 days of subscription	37.2%	43.3%	37.2%	43.3%

***Overall retention	55.3%	50.4%	55.3%	50.4%

Percentage of revenue from indirect marketing
arrangements to total subscription revenue	11.7%	13.7%	12.4%	21.1%

Percentage of revenue from direct marketing
arrangements to total subscription revenue	88.3	86.3	87.6	78.9

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$94,119	$88,086	$364,632	$361,607
Revenue from transactional sales	(5,844)	(6,765)	(22,822)	(33,247)
Revenue from lost/stolen credit card registry	(8)	(9)	(46)	(36)
Subscription revenue	88,267	81,312	341,764	328,324

Marketing and commissions	48,866	38,193	175,615	138,447
Commissions paid on transactional sales	(1)	(1)	(3)	(5)
Commissions paid on lost/stolen credit card registry	(23)	(17)	(106)	(55)
Marketing and commissions associated with	48,842	38,175	175,506	138,387
subscription revenue

Subscription revenue, net of marketing and commissions associated with subscription revenue	$39,425	$43,137	$166,258	$189,937

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures.  Consolidated EBITDA before share based compensation and consolidated adjusted net income excluding non-cash charges are presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others.  An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.  Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(1) Consolidated EBITDA before share based compensation, represents consolidated income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense).  We believe that the consolidated EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance.  Consolidated EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry.  Our Board of Directors and Management use consolidated EBITDA before share based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

We provide this information to show the impact of share based compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share based compensation and consider both the Black-Scholes value and GAAP value in connection, therewith, and value such awards accordingly.  We do not consider share based compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans.  We hold our management team accountable for cash-based compensation and such amounts are included in their operating plans.  Due to its nature, individual managers generally are unable to project the impact of share based compensation and accordingly we do not hold them accountable for the impact of equity award grants.  When we consider making share based compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants.  For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share based compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP.  Furthermore, unlike cash compensation, the value of share based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.  Accordingly, we believe that the presentation of EBITDA before share based compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

EBITDA before share based compensation has limitations due to the fact it does not include all compensation related expenses.  For example, if we only paid cash based compensation as opposed to a portion in share based compensation, the cash compensation expense included in our general and administrative expenses would be higher.  We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings.  We believe equity based compensation is an important element of our compensation program and all forms of share based awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated income before income taxes to consolidated EBITDA before share based compensation, as defined for the previous eight quarters and year-to-date December 31, 2008 and December 31, 2009.  In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

2008				2009
For the Three Months Ended				For the Three Months Ended

March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation
Consolidated income/(loss) before income taxes	$5,125	$7,049	$4,059	$(44,126)	$(1,161)	$(5,570)	$1,898	$(5,585)
Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114	1,405
Goodwill, intangible and long-lived asset impairment charges	-	-	-	44,702	214	5,949	-	1,096
Depreciation	2,341	2,328	2,438	2,265	2,151	1,962	1,949	2,232
Amortization	2,489	2,904	2,739	2,657	2,407	2,174	1,891	2,998
Interest expense, net	467	546	490	862	107	189	466	437
Other expense/(income), net	18	83	442	1,143	445	(919)	(3)	(1,312)
Consolidated EBITDA before share based compensation (1)	$11,471	$14,003	$11,295	$8,321	$5,131	$4,854	$7,315	$1,271

For the Year Ended December 31,
2008	2009
Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation
Consolidated loss before income taxes	$(27,893)	$(10,418)
Share based compensation	4,069	4,556
Goodwill, intangible and long-lived asset impairment charges	44,702	7,259
Depreciation	9,372	8,294
Amortization	10,789	9,470
Interest expense, net	2,365	1,199
Other expense/(income), net	1,686	(1,789)
Consolidated EBITDA before share based compensation (1)	$45,090	$18,571

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

(2)  Net amortization and share based compensation per share is not a measurement under GAAP, may not be similar to net amortization and share based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations.  We believe that net amortization and share based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash share based compensation expense that we are required to record under GAAP.  We believe our net amortization and share based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Share Based Compensation per Share amount:

2008				2009
For the Three Months Ended				For the Three Months Ended
March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Net amortization and share based compensation per share
Amortization	$2,489	$2,904	$2,739	$2,657	$2,407	$2,174	$1,891	$2,998
Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114	1,405
Subtotal	3,520	3,997	3,866	3,475	3,375	3,243	3,005	4,403
Estimated tax effect at 40%	(1,408)	(1,599)	(1,546)	(1,390)	(1,350)	(1,298)	(1,202)	(1,761)
Net amortization and share based compensation	2,112	2,398	2,320	2,085	2,025	1,945	1,803	2,642
Diluted shares	17,475	17,608	17,707	17,323	17,389	17,486	17,851	17,601
Net amortization and share based compensation per share (2)	$0.12	$0.14	$0.13	$0.12	$0.12	$0.11	$0.10	$0.15

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

For the Year Ended December 31,
	2008	2009
Net amortization and share based compensation per share
Amortization	$10,789	$9,470
Share based compensation	4,069	4,556
Subtotal	14,858	14,026
Estimated tax effect at 40%	(5,943)	(5,611)
Net amortization and share based compensation	8,915	8,415
Diluted shares	17,264	17,503
Net amortization and share based compensation per share (2)	$0.52	$0.48

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis.  In the year ended December 31, 2009, we changed our segment reporting by realigning services from our relationship with a third party that administers referrals for identity theft to major banking institutions and breach services to the Consumer Products and Services segment.  The modification to the business segments was determined based on how our senior management analyzed, evaluated, and operated our global operations beginning in the three months ended December 31, 2009.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

	2008				2009
	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
Per ending subscriber per quarter

Revenue	$14.12	$15.12	$17.22	$17.37	$18.11	$19.07	$19.95	$20.60
Cost of revenue	4.39	4.45	5.18	4.54	4.88	5.06	5.09	5.33
Gross margin (4)(A)	9.72	10.67	12.04	12.83	13.24	14.02	14.86	15.26
Marketing	2.20	2.40	2.59	2.93	3.31	3.44	3.52	4.51
Commissions	3.33	3.69	4.53	5.14	5.70	6.00	6.42	6.85
Revenue less marketing and commissions (4)(B)	8.59	9.03	10.10	9.29	9.10	9.64	10.01	9.24
General and administrative	2.03	2.17	2.56	2.68	2.76	3.01	2.91	3.28
Share based compensation	(0.19)	(0.19)	(0.23)	(0.17)	(0.21)	(0.24)	(0.25)	(0.33)
EBITDA before share based compensation (4)(C)	2.35	2.61	2.59	2.25	1.68	1.82	2.27	0.95

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with GAAP as well as other financial measures referred to as non-GAAP financial measures.  CPS EBITDA before share based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before share based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others.  An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

INTERSECTIONS INC.
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(3) CPS earnings before interest, tax, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, or EBITDA before share based compensation, represents income before income taxes plus non-cash share based compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense), and other income (expense) for the CPS segment.

We believe that the EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance.  EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry.  Our Board of Directors and Management use EBITDA before share based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles CPS income before income taxes to EBITDA before share based compensation, as defined for the previous eight quarters and year-to-date December 31, 2008 and December 31, 2009.  In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

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2008				2009
For the Three Months Ended				For the Three Months Ended
March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS income/(loss) before income taxes	$7,398	$8,447	$6,475	$(11,567)	$2,174	$3,308	$5,252	$(1,221)
Share based compensation	1,031	1,093	1,127	818	968	1,069	1,114	1,405
Goodwill, intangible and long- lived asset impairment charges	-	-	-	15,771	-	-	-	-
Depreciation	2,098	2,087	2,190	2,036	1,925	1,734	1,736	1,984
Amortization	2,065	2,512	2,363	2,281	2,157	1,934	1,671	2,821
Interest expense, net	451	528	473	844	87	171	436	407
Other expense/(income), net	27	78	145	448	292	(103)	(229)	(1,322)
EBITDA before share based compensation (3)	$13,070	$14,745	$12,773	$10,631	$7,603	$8,113	$9,980	$4,074

For the Year Ended December 31
	2008	2009
CPS reconciliation from income before income taxes to EBITDA before share based compensation
CPS income before income taxes	$10,753	$9,513
Share based compensation	4,069	4,556
Goodwill, intangible and long-lived asset impairment charges	15,771	-
Depreciation	8,411	7,379
Amortization	9,221	8,583
Interest expense, net	2,296	1,101
Other expense/(income), net	698	(1,362)
EBITDA before share based compensation (3)	$51,219	$29,770

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(4) A.  CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers.  We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.  B.  CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers.  We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis.  C.  CPS EBITDA before share based compensation per ending subscriber represents CPS EBITDA before share based compensation (defined in section (1) above) divided by the ending number of subscribers.  We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

2008				2009
For the Three Months Ended				For the Three Months Ended
March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31
A. CPS gross margin per ending subscriber
Revenue	$78,349	$85,559	$84,914	$82,150	$82,164	$85,182	$87,755	$88,594
Cost of revenue	(24,381)	(25,171)	(25,528)	(21,487)	(22,114)	(22,581)	(22,378)	(22,943)
Gross margin	53,968	60,388	59,386	60,663	60,050	62,601	65,377	65,651
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399	4,301
CPS gross margin per ending subscriber	9.72	10.67	12.04	12.83	13.24	14.02	14.86	15.26

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$78,349	$85,559	$84,914	$82,150	$82,164	$85,182	$87,755	$88,594
Marketing	(12,194)	(13,604)	(12,776)	(13,866)	(15,029)	(15,346)	(15,493)	(19,400)
Commissions	(18,486)	(20,874)	(22,319)	(24,327)	(25,865)	(26,785)	(28,232)	(29,466)
Revenue less marketing and commissions	47,669	51,081	49,819	43,957	41,270	43,051	44,030	39,728
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399	4,301
CPS revenue less marketing and commissions per ending subscriber	8.59	9.03	10.10	9.29	9.10	9.64	10.01	9.24

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$13,070	$14,745	$12,773	$10,631	$7,603	$8,113	$9,980	$4,074
Ending subscribers	5,551	5,657	4,931	4,730	4,536	4,467	4,399	4,301
CPS EBITDA before share based compensation per ending subscriber	2.35	2.61	2.59	2.25	1.68	1.82	2.27	0.95

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	For the Year Ended December 31
	2008	2009
A. CPS gross margin per ending subscriber
Revenue	$330,972	$343,695
Cost of revenue	(96,567)	(90,016)
Gross margin	234,405	253,679
Ending subscribers	4,730	4,301
CPS gross margin per ending subscriber	49.56	58.98

B. CPS revenue less marketing and commissions per ending subscriber
Revenue	$330,972	$343,695
Marketing	(52,440)	(65,268)
Commissions	(86,006)	(110,348)
Revenue less marketing and commissions	192,526	168,079
Ending subscribers	4,730	4,301
CPS revenue less marketing and commissions per ending subscriber	40.70	39.08

C. CPS EBITDA before share based compensation per ending subscriber
EBITDA before share based compensation	$51,219	$29,770
Ending subscribers	4,730	4,301
CPS EBITDA before share based compensation per ending subscriber	10.83	6.92

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(5) Consolidated adjusted net income excluding non-cash charges represents consolidated net loss plus non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on deferred tax assets.  We believe that the consolidated adjusted net income excluding non-cash charges provides a more meaningful representation of our on-going economic performance and therefore we utilize this non-GAAP financial measure internally to evaluate our operating results. We have chosen to provide this information to investors to enable them to make a more meaningful comparison of operating results.

Management uses consolidated adjusted net income excluding non-cash charges to measure the core operating performance of the company’s business units.  Management believes that this non-GAAP financial measure presents the company’s operating results in the ordinary and ongoing course of its business.  Given the significant amount of judgment involved in making impairment determinations and that the company does not control two of the key factors – the deterioration in the general economic environment and the decline in the company’s market capitalization – which go into the determination, management finds it helpful, and believes that investors find it useful, to consider an operating measure that excludes non-cash charges, such as goodwill, intangible and long-lived asset impairment charge expenses, which are not directly related to the company’s operating performance.  We believe this permits investors to better understand the company’s operating trends and to enable them to make a more meaningful comparison of operating results.

For the quarter ended December 31, 2009, we reported adjusted net income without any non-cash impairment charges.  In the future, we expect that we may again report adjusted net income excluding these items and may incur expenses similar to these excluded items.  Accordingly, the exclusion of these and similar items in the company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Consolidated adjusted net income excluding non-cash charges has limitations due to the fact it excludes the effect of charges that management does not believe is indicative of the company’s ongoing operations.  We compensate for these limitations by providing extensive GAAP-based disclosure about the non-cash goodwill, intangible and long-lived asset impairment charges and valuation allowances on the deferred tax assets in the footnotes to our financial statements and MD&A section in our SEC filings.

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	For the Year Ended December 31	For the Year Ended December 31
	2008	2009
Consolidated net loss reconciliation from net loss to consolidated adjusted net income excluding non-cash charges
Consolidated net loss	$(15,977)	$(6,353)
Goodwill, intangible and long-lived asset impairment charges, net of estimated tax	33,682	6,879
Valuation allowance on deferred tax assets	2,203	3,799
Noncontrolling interest	(7,097)	(4,285)
Consolidated adjusted net income excluding non-cash charges (5)	$12,811	$40

 For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.
Eric Miller
(703) 488-6100
intxinvestorrelations@intersections.com